Exhibit 99.1
News Release
For Immediate Release: December 6, 2018
H&R Block Announces Fiscal 2019 Second Quarter Results; Introducing Upfront, Transparent Pricing and Virtual Tax Innovations for the Upcoming Tax Season
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) today released its financial results for the fiscal 2019 second quarter ended October 31, 2018. The company normally reports a fiscal second quarter loss due to the seasonality of its tax business. The fiscal second quarter typically represents less than 5 percent of annual revenues and less than 15 percent of annual expenses.
Fiscal Second Quarter Highlights1

▪	Fiscal second quarter financial results were in line with expectations.

▪	Revenues increased $8 million, or 6 percent, to $149 million primarily due to increased Assisted tax preparation revenues and the timing of revenues related to the company's Tax Plus products.

▪
Pretax loss from continuing operations improved 2 percent to $232 million; loss per share from continuing operations[2] increased $0.12 to $0.83 due to a lower effective tax rate, which negatively impacts those fiscal quarters with a seasonal net loss.

▪	The company reiterated its financial outlook for the full fiscal year.
"We’re implementing a number of initiatives for the upcoming tax season that will significantly improve the way clients interact with H&R Block, including our industry-leading announcement of upfront, transparent pricing in all of our channels," said Jeff Jones, H&R Block's president and chief executive officer. "This, combined with our innovative virtual tax offerings will help us deliver unique and better experiences to consumers, bring our brand promise to life, and allow us to deliver for the long term."

[1]	All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2 All per share amounts are based on fully diluted shares at the end of the corresponding period.

Fiscal 2019 Second Quarter Results From Continuing Operations
"The fiscal second quarter results reflect planned increases in expenses related to strategic investments being made in the business," said Tony Bowen, H&R Block's chief financial officer. "We are focused on executing the operational elements of our strategy for the upcoming tax season, and remain on track to achieve our financial outlook for the fiscal year."

(in millions, except EPS)	Q2 FY2019	Q2 FY2018
Revenue	$149	$141
Pretax Loss	$(232)	$(236)
Net Loss	$(171)	$(148)
Weighted-Avg. Shares - Diluted	205.5	209.1
EPS[2]	$(0.83)	$(0.71)
EBITDA[3]	$(169)	$(170)

Key Financial Metrics

▪
Total revenues increased $8.0 million, or 5.7 percent, to $148.9 million primarily due to increased Assisted tax preparation revenues and the timing of revenues from Tax Identity Shield®, partially offset by lower international revenues related to fluctuations in exchange rates.

▪
Total operating expenses increased $7.3 million, or 2.0 percent, to $364.1 million primarily due to increases in occupancy and compensation expenses, partially offset by lower depreciation and amortization and the timing of marketing expense.

▪	Pretax loss improved $4.3 million, or 1.8 percent, to $232.0 million.

▪	Loss per share from continuing operations increased $0.12, from $0.71 to $0.83, due to a lower effective tax rate, which negatively impacts those fiscal quarters with a seasonal net loss.

Dividends
As previously announced, a quarterly cash dividend of $0.25 per share is payable on January 2, 2019 to shareholders of record as of December 3, 2018. H&R Block has paid quarterly dividends consecutively since the company went public in 1962.
Discontinued Operations
For information on Sand Canyon, please refer to disclosures in the company’s reports on Forms 10-K, 10-Q, and other filings with the SEC.
Conference Call
Discussion of the fiscal 2019 second quarter results, future outlook, and a general business update will occur during the company’s previously announced fiscal second quarter earnings conference call for analysts, institutional investors, and shareholders. The call is scheduled for 8:30 a.m. Eastern time on De

3 The company reports non-GAAP financial measures of performance, including earnings before interest, tax, depreciation, and amortization (EBITDA) from continuing operations, EBITDA margin from continuing operations, and free cash flow, which it considers to be useful metrics for management and investors to evaluate and compare the ongoing operating performance of the company. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

cember 6, 2018. To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:
U.S./Canada (855) 702-5257 or International (213) 358-0868
Conference ID: 8661109
The call, along with a presentation for viewing, will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at http://investors.hrblock.com. The presentation will be posted on the Webcasts and Presentations page at http://investors.hrblock.com following the conclusion of the call.
A replay of the call will be available beginning at 11:30 a.m. Eastern time on December 6, 2018, and continuing until January 6, 2019, by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 8661109. The webcast will be available for replay beginning on December 7, 2018 and continuing for 90 days at http://investors.hrblock.com.
About H&R Block
H&R Block, Inc. (NYSE: HRB) is a global consumer tax services provider. Tax return preparation services are provided by professional tax preparers in approximately 12,000 company-owned and franchise retail tax offices worldwide, and through H&R Block tax software products for the DIY consumer. H&R Block also offers adjacent Tax Plus products and services. In fiscal 2018, H&R Block had annual revenues of over $3.1 billion with over 23 million tax returns prepared worldwide. For more information, visit the H&R Block Newsroom.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "commits," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2018 in the section entitled "Risk Factors" and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at http://investors.hrblock.com. In addition, factors that may cause the company’s actual estimated effective tax rate to differ from estimates include the company’s actual results from operations compared to current estimates, future discrete items, changes in interpretations and assumptions the company has made, guidance from the Internal Revenue Service, SEC, or the Financial Accounting Standards Board about the Tax Legislation, and future actions of the company. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Susan Waldron, (816) 854-5522, susan.waldron@hrblock.com

TABLES FOLLOW

CONSOLIDATED STATEMENTS OF OPERATIONS			(unaudited, in 000s - except per share amounts)
	Three months ended October 31,		Six months ended October 31,
	2018	2017	2018	2017

REVENUES:
Service revenues	$127,267	$127,923	$254,127	$252,618
Royalty, product and other revenues	21,604	12,931	39,927	26,038
	148,871	140,854	294,054	278,656
OPERATING EXPENSES:
Costs of revenues	250,815	240,019	472,375	467,734
Selling, general and administrative	113,319	116,846	219,059	212,095
Total operating expenses	364,134	356,865	691,434	679,829

Other income (expense), net	4,464	1,011	9,006	2,231
Interest expense on borrowings	(21,191)	(21,265)	(42,381)	(42,542)
Loss from continuing operations before income tax benefit	(231,990)	(236,265)	(430,755)	(441,484)
Income tax benefit	(61,053)	(87,953)	(111,021)	(165,354)
Net loss from continuing operations	(170,937)	(148,312)	(319,734)	(276,130)
Net loss from discontinued operations	(5,339)	(5,254)	(9,212)	(8,003)
NET LOSS	$(176,276)	$(153,566)	$(328,946)	$(284,133)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.83)	$(0.71)	$(1.55)	$(1.33)
Discontinued operations	(0.03)	(0.03)	(0.04)	(0.03)
Consolidated	$(0.86)	$(0.74)	$(1.59)	$(1.36)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES	205,520	209,065	206,596	208,500

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	October 31, 2018	October 31, 2017	April 30, 2018

ASSETS
Cash and cash equivalents	$600,799	$180,997	$1,544,944
Cash and cash equivalents - restricted	122,507	100,665	118,734
Receivables, net	61,286	77,750	146,774
Income taxes receivable	18,745	—	12,310
Prepaid expenses and other current assets	87,665	85,204	68,951
Total current assets	891,002	444,616	1,891,713
Property and equipment, net	241,772	262,226	231,888
Intangible assets, net	364,524	406,440	373,981
Goodwill	507,191	493,059	507,871
Deferred tax assets and income taxes receivable	130,987	9,205	34,095
Other noncurrent assets	97,820	101,015	101,401
Total assets	$2,233,296	$1,716,561	$3,140,949
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$114,393	$114,875	$251,975
Accrued salaries, wages and payroll taxes	43,396	42,897	141,499
Accrued income taxes and reserves for uncertain tax positions	94,257	43,879	263,050
Current portion of long-term debt	—	1,004	1,026
Deferred revenue and other current liabilities	183,675	190,522	186,101
Total current liabilities	435,721	393,177	843,651
Long-term debt	1,491,328	1,493,828	1,494,609
Deferred tax liabilities and reserves for uncertain tax positions	235,799	138,024	229,430
Deferred revenue and other noncurrent liabilities	101,773	104,305	179,548
Total liabilities	2,264,621	2,129,334	2,747,238
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	2,420	2,462	2,462
Additional paid-in capital	759,235	753,423	760,250
Accumulated other comprehensive loss	(18,880)	(14,222)	(14,303)
Retained earnings (deficit)	(64,291)	(433,556)	362,980
Less treasury shares, at cost	(709,809)	(720,880)	(717,678)
Total stockholders' equity (deficiency)	(31,325)	(412,773)	393,711
Total liabilities and stockholders' equity	$2,233,296	$1,716,561	$3,140,949

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Six months ended October 31,	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(328,946)	$(284,133)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	81,925	88,390
Provision for bad debt	2,350	4,238
Deferred taxes	17,913	58,634
Stock-based compensation	11,839	11,627
Changes in assets and liabilities, net of acquisitions:
Receivables	75,324	77,958
Prepaid expenses and other current assets	(18,933)	(19,283)
Other noncurrent assets	9,147	8,984
Accounts payable and accrued expenses	(120,921)	(85,846)
Accrued salaries, wages and payroll taxes	(97,771)	(141,491)
Deferred revenue and other current liabilities	(10,408)	3,775
Deferred revenue and other noncurrent liabilities	(70,606)	(60,857)
Income tax receivables, accrued income taxes and income tax reserves	(179,660)	(296,023)
Other, net	1,056	(14,430)
Net cash used in operating activities	(627,691)	(648,457)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(66,422)	(56,750)
Payments made for business acquisitions, net of cash acquired	(24,549)	(27,522)
Franchise loans funded	(8,915)	(10,939)
Payments received on franchise loans	11,689	10,322
Other, net	4,993	5,474
Net cash used in investing activities	(83,204)	(79,415)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(103,484)	(100,082)
Repurchase of common stock, including shares surrendered	(102,096)	(7,581)
Proceeds from exercise of stock options	1,746	27,522
Other, net	(22,434)	(26,717)
Net cash used in financing activities	(226,268)	(106,858)

Effects of exchange rate changes on cash	(3,209)	(1,147)

Net decrease in cash, cash equivalents and restricted cash	(940,372)	(835,877)
Cash, cash equivalents and restricted cash, beginning of period	1,663,678	1,117,539
Cash, cash equivalents and restricted cash, end of period	$723,306	$281,662

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$50,197	$76,451
Interest paid on borrowings	39,902	39,902
Accrued additions to property and equipment	4,765	3,874

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended October 31,		Six months ended October 31,
	2018	2017	2018	2017
REVENUES:
U.S. assisted tax preparation	$41,652	$36,665	$72,756	$66,628
U.S. royalties	8,062	7,008	15,633	13,975
U.S. DIY tax preparation	2,994	4,263	5,775	7,489
International revenues	45,497	47,934	84,676	88,351
Revenues from Refund Transfers	560	1,135	1,984	3,951
Revenues from Emerald Card®	9,478	9,180	23,724	24,167
Revenues from Peace of Mind® Extended Service Plan	24,318	24,585	60,895	56,528
Revenues from Tax Identity Shield®	5,243	257	9,984	511
Interest and fee income on Emerald Advance	397	594	844	1,258
Other	10,670	9,233	17,783	15,798
	148,871	140,854	294,054	278,656
Compensation and benefits:
Field wages	59,096	57,716	109,028	105,839
Other wages	50,046	46,723	97,868	89,920
Benefits and other compensation	24,178	23,583	47,109	44,228
	133,320	128,022	254,005	239,987
Occupancy	104,880	94,907	195,606	185,198
Marketing and advertising	8,586	11,562	15,480	18,666
Depreciation and amortization	41,493	44,792	81,925	88,390
Bad debt	188	1,779	(670)	4,238
Supplies	3,189	4,368	5,393	7,102
Other	72,478	71,435	139,695	136,248
Total operating expenses	364,134	356,865	691,434	679,829

Other income (expense), net	4,464	1,011	9,006	2,231
Interest expense on borrowings	(21,191)	(21,265)	(42,381)	(42,542)
Pretax loss	(231,990)	(236,265)	(430,755)	(441,484)
Income tax benefit	(61,053)	(87,953)	(111,021)	(165,354)
Net loss from continuing operations	(170,937)	(148,312)	(319,734)	(276,130)
Net loss from discontinued operations	(5,339)	(5,254)	(9,212)	(8,003)
NET LOSS	$(176,276)	$(153,566)	$(328,946)	$(284,133)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.83)	$(0.71)	$(1.55)	$(1.33)
Discontinued operations	(0.03)	(0.03)	(0.04)	(0.03)
Consolidated	$(0.86)	$(0.74)	$(1.59)	$(1.36)

Weighted average basic and diluted shares	205,520	209,065	206,596	208,500

EBITDA from continuing operations (1)	$(169,306)	$(170,208)	$(306,449)	$(310,552)

(1)	See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

	Three months ended October 31,		Six months ended October 31,
NON-GAAP FINANCIAL MEASURE - EBITDA	2018	2017	2018	2017

Net loss - as reported	$(176,276)	$(153,566)	$(328,946)	$(284,133)
Discontinued operations, net	5,339	5,254	9,212	8,003
Net loss from continuing operations - as reported	(170,937)	(148,312)	(319,734)	(276,130)
Add back:
Income taxes of continuing operations	(61,053)	(87,953)	(111,021)	(165,354)
Interest expense of continuing operations	21,191	21,265	42,381	42,542
Depreciation and amortization of continuing operations	41,493	44,792	81,925	88,390
	1,631	(21,896)	13,285	(34,422)

EBITDA from continuing operations	$(169,306)	$(170,208)	$(306,449)	$(310,552)

	Three months ended October 31,		Six months ended October 31,
Supplemental Information	2018	2017	2018	2017

Stock-based compensation expense:
Pretax	$7,480	$6,811	$11,839	$11,627
After-tax	5,715	4,402	8,989	7,525
Amortization of intangible assets:
Pretax	$17,585	$19,438	$35,724	$38,673
After-tax	13,503	12,557	27,125	25,029

NON-GAAP FINANCIAL INFORMATION
The accompanying press release contains non-GAAP financial measures. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business.
We may consider whether significant items that arise in the future should be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including EBITDA from continuing operations, EBITDA margin from continuing operations, and free cash flow. We also use EBITDA from continuing operations and pretax income from continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.